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                      [MELLON BUSINESS CREDIT LETTERHEAD]

                                                                   EXHIBIT 10.41

                                 August 20, 1999

Staff Builders, Inc.
1983 Marcus Avenue
Lake Success, NY 11042
ATTN: Mr. Stephen Savitsky, Chairman and
         Chief Executive Officer

Dear Steve:

         Reference is hereby made to that certain Amendment and Forbearance Agreement, dated June 25, 1999, by and among Staff Builders, Inc., a Delaware corporation ("Staff Builders") and certain of the direct and indirect subsidiaries of Staff Builders listed on the signature pages attached thereto (all of the foregoing each individually, a "Borrower" and collectively, the "Borrowers") and Mellon Bank, N.A. ("Mellon") (as previously amended, "Forbearance Agreement"). Capitalized terms used but not expressly defined in this letter shall have the meanings given to such terms in the Forbearance Agreement.

         This letter is in response to your request that Mellon consider granting a further forbearance under the Forbearance Agreement.

         Notwithstanding anything to the contrary contained in the Forbearance Agreement, all references to the "Termination Date" contained in the Forbearance Agreement shall be deemed to mean the date that is the earlier to occur of (i) the occurrence of an Event of Default under the Existing Loan Documents and/or the ATC Loan Documents, other than the Existing Defaults (including, without limitation, the occurrence of any breach or default of any covenant or obligation under this Agreement) or (ii) September 10, 1999.

         The extension of the Termination Date set forth above is expressly conditioned upon your timely acceptance of this letter and the following:

                  1. The line limit of the Revolving Credit borrowings outstanding at any one time as part of the Home Healthcare Group Revolving Credit shall be increased from $15,250,000 to $16,500,000 as of August 23, 1999 and shall reduce to $15,500,000 as of August 24, 1999 and shall further reduce to $15,250,000 as of August 31, 1999. No overformula advances shall be permitted during this period.

                  2. During this extended forbearance period, no offsets will be taken by any governmental entity other than an aggregate offset of $250,000 against PIP payments otherwise to be paid to you in September 1999.

                  3. Mellon shall receive your revised business plan, which is to include further cuts of operating expenses and acceleration of accounts receivable collection efforts, by August 24, 1999.


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Mr. Stephen Savitsky
Staff Builders, Inc.
August 20, 1999
Page 2


                  4. Mellon shall have received the June 1999 financial statements of ATC and the consolidated and consolidating June 1999 financial statements of Staff Builders, Inc. by August 25, 1999.

                  5. Mellon shall have received the reconciliation of the July 31, 1999 ATC accounts receivable aging to Mellon Business Credit's collateral records by August 25, 1999.

                  6. The line limit of the Revolving Credit borrowings outstanding at any one time as part of the ATC Revolving Credit shall be increased from $16,750,000 to $17,500,000 as of August 23, 1999 and shall decrease to $17,250,000 as of August 31, 1999 and shall further decrease to $16,750,000 as of September 10, 1999. Mellon shall permit overformula advances for the ATC Borrowers under the ATC Loan Agreement to be outstanding up to $3,000,000 until September 10, 1999.

                  7. A Purchase Agreement (under terms acceptable to Mellon) for the sale of Chelsea Computer Consultants to MSX International Engineering Services, Inc. must be executed by all parties no later than August 27, 1999.

                  8. The Borrowers shall have paid to Lender upon execution of this agreement a $35,000 forbearance fee.

         By agreeing to extend the Termination Date, Mellon does not waive any of the Existing Defaults or any breach or violation of the Forbearance Agreement. Moreover, the extension of the forbearance period shall not be deemed a waiver of Mellon's rights and remedies or constitute a course of conduct or dealing on behalf of Mellon. Nothing contained herein is, in any way, intended to obligate or create any duty on the part of Mellon's rights and options are expressly preserved.


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Mr. Stephen Savitsky
Staff Builders, Inc.
August 20, 1999
Page 3


         Please acknowledge and return a copy of this letter to us to confirm your agreement. By acceptance of the terms and conditions of this letter, Borrowers represent and warrant that there is no current violation or default of any undertaking or covenant on their part under the Forbearance Agreement. If Mellon does not receive a signed counterpart of this letter from Borrowers by August 23, 1999 at 11:00 a.m., then the terms and conditions of this letter shall be deemed of no force and effect.

         This letter may be signed and exchange in counterparts, all of which when taken together shall constitute one and the same agreement. Signature by facsimile will also bind the parties hereto.

                                       Very truly yours,

                                       MELLON BANK, N.A.

                                       By:    /s/ Ronald J. Comito V.P.
                                         --------------------------------------
                                              Ronald J. Comito
                                              Vice President

Acknowledged and Agreed to:

STAFF BUILDERS, INC.
(for itself and on behalf of all HC
Borrowers and ATC Borrowers)



By:     /s/ Stephen Savitsky
   ------------------------------------------


Name:   Stephen Savitsky
Title:  Chairman of the Board and Chief Executive Officer

cc:     Renee Silver, Esquire
        Lawrence Gottlieb, Esquire
        Harvey I. Forman, Esquire